Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Helios and Matheson North America Inc. for the interim period ended September 30, 2010 (the “Report”), I, the principal executive officer of Helios and Matheson North America Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson North America Inc., on a consolidated basis.

Date: November 15, 2010	/s/ Divya Ramachandran

	Name:	Divya Ramachandran
	Title:	Chief Executive Officer and President (Principal Executive Officer)
A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document